    1400 Toastmaster Drive, Elgin, Illinois 60120 (847) 741-3300 www.middleby.com
The Middleby Corporation Reports Fourth Quarter Results

•Net sales of $1,014 million
•Diluted earnings per share of $2.07 and adjusted net earnings per share of $2.88
•Operating income of $170 million and 16.8% of net sales
•Record Adjusted EBITDA of $251 million and organic adjusted EBITDA margin of 24.8%
•Record operating cash flows of $687 million for the full year and $240 million for the quarter
•Net leverage reduced to 2.0x
•Repurchased $16.4 million of Middleby common shares in the fourth quarter
•Completed the acquisitions of Emery Thompson, JC Ford and Gorreri

Elgin, Ill, February 25, 2025 - The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the fourth quarter of 2024.

“We closed 2024 by delivering our strongest margins of the year. Exceptional profitability achievements by our Food Processing and Commercial Foodservice platforms, and a strong result in the residential segment given the depressed market conditions, led us to record cash flow for the year. These results are being delivered while also making critical investments across all our businesses that are uniquely positioning us for the future.

“We have continued to execute on our strategic initiatives focused on driving sustainable long-term organic growth, with recent launches of transformative product innovations and investments in differentiated go-to market capabilities. While we are currently facing challenging industry macro-conditions, we expect to see growth across all three of our foodservice segments as we progress through 2025. Our investments will continue to strengthen our leadership position across our businesses, positioning us very favorably as we anticipate moving into a multi-year recovery,” said Tim FitzGerald, CEO of the Middleby Corporation.

2024 Fourth Quarter Financial Results

•Net sales increased 0.5% in the fourth quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 1.3% in the fourth quarter over the comparative prior year period.

•A reconciliation of organic net sales (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	(2.9)%	(2.1)%	14.4%	0.5%
Acquisitions	0.2%	—%	10.2%	2.1%
Foreign Exchange Rates	(0.3)%	0.4%	(0.5)%	(0.2)%
Organic Net Sales Growth (1) (2)	(2.8)%	(2.4)%	4.7%	(1.3)%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding

•Operating income during the fourth quarter included $38.6 million of impairment charges as compared to $78.1 million of impairment charges in the prior year period primarily associated with tradenames within the Residential Kitchen Equipment Group.

•Adjusted EBITDA (a non-GAAP measure) was $251.2 million in the fourth quarter compared to $235.2 million in the prior year. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	28.1%	13.1%	29.6%	24.8%
Acquisitions	—%	—%	(0.7)%	—%
Foreign Exchange Rates	0.1%	(0.1)%	(0.1)%	—%
Organic Adjusted EBITDA (1) (2)	28.0%	13.2%	30.3%	24.8%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding

•Operating cash flows during the fourth quarter amounted to $239.7 million in comparison to $255.7 million in the prior year period. Operating cash flows for the twelve months period ended December 28, 2024 amounted to $686.8 million in comparison to $628.8 million in the prior year period. During the fourth quarter the company repurchased $16.4 million of Middleby common shares and approximately $20.0 million to date in the first quarter of 2025. The total leverage ratio per our credit agreements was 2.0x. The trailing twelve month bank agreement pro-forma EBITDA was $893.8 million.

•Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2024 fiscal fourth quarter amounted to $1.7 billion as compared to $2.2 billion at the end of fiscal 2023. Our borrowing availability at the end of the fourth quarter was approximately $3.1 billion.

“We continue to scale our Food Processing platform, completing two acquisitions in the fourth quarter. We have targeted the snack food category as an attractive growing market. The acquisition of JC Ford complements our existing product offerings, significantly strengthening our presence in this faster-growing category of tortilla production equipment systems. The company has developed innovative solutions that have been quickly accepted as the industry standard, allowing customers to automate production lines with a low cost of ownership.

“We also added Gorreri Food Processing Technology, an Italian leading manufacturer of equipment for the baked goods industry, including cakes, pies, muffins, tarts and other desert line solutions. Their premium-quality advanced industrial and semi-industrial baked goods solutions further expands the markets our food processing group serves,” added Mr. FitzGerald.

Conference Call

The company has scheduled a conference call to discuss the fourth quarter results at 8 a.m. Eastern/7 a.m. Central Time on February 25th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (844) 481-3012, or (412) 317-1878 for international access, and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrate the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

Contact:    John Joyner, VP of Investor Relations, jjoyner@middleby.com

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2024	4th Qtr, 2023	4th Qtr, 2024	4th Qtr, 2023
Net sales	$1,013,881	$1,008,576	$3,875,162	$4,036,605
Cost of sales	624,946	621,807	2,404,793	2,502,543

Gross profit	388,935	386,769	1,470,369	1,534,062

Selling, general and administrative expenses	178,394	191,585	762,502	806,946
Restructuring expenses	3,135	2,436	14,181	14,134
Gain on sale of plant	(1,139)	—	(1,139)	—
Impairments	38,637	78,114	38,637	78,114
Income from operations	169,908	114,634	656,188	634,868

Interest expense and deferred financing amortization, net	19,990	28,277	92,229	120,348
Net periodic pension benefit (other than service costs & curtailment)	(3,653)	(2,142)	(14,897)	(9,071)
Other expense, net	541	1,571	1,536	4,213

Earnings before income taxes	153,030	86,928	577,320	519,378

Provision for income taxes	40,726	10,635	148,887	118,496

Net earnings	$112,304	$76,293	$428,433	$400,882

Net earnings per share:

Basic	$2.09	$1.42	$7.97	$7.48

Diluted	$2.07	$1.42	$7.90	$7.41

Weighted average number of shares

Basic	53,764	53,601	53,738	53,577

Diluted	54,334	53,768	54,209	54,086

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Dec 28, 2024	Dec 30, 2023
ASSETS

Cash and cash equivalents	$689,533	$247,496
Accounts receivable, net	643,355	644,576
Inventories, net	841,567	935,867
Prepaid expenses and other	131,566	112,690
Prepaid taxes	24,022	25,230
Total current assets	2,330,043	1,965,859

Property, plant and equipment, net	525,965	510,898
Goodwill	2,518,222	2,486,310
Other intangibles, net	1,611,037	1,693,076
Long-term deferred tax assets	6,281	7,945
Pension benefits assets	91,207	38,535
Other assets	200,396	204,069

Total assets	$7,283,151	$6,906,692

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$43,949	$44,822
Accounts payable	208,908	227,080
Accrued expenses	576,465	579,192
Total current liabilities	829,322	851,094

Long-term debt	2,351,118	2,380,373
Long-term deferred tax liability	252,062	216,143
Accrued pension benefits	9,573	12,128
Other non-current liabilities	202,645	197,065

Stockholders' equity	3,638,431	3,249,889

Total liabilities and stockholders' equity	$7,283,151	$6,906,692

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended December 28, 2024
Net sales	$609,446	$185,042	$219,393	$1,013,881
Segment Operating Income	$145,313	$(12,654)	$58,071	$169,908
Operating Income % of net sales	23.8%	(6.8)%	26.5%	16.8%

Depreciation	7,577	4,167	2,576	14,781
Amortization	11,331	1,799	2,640	15,770
Restructuring expenses	931	1,946	258	3,135
Acquisition related adjustments	727	327	2,578	3,632
Facility consolidation related expenses	—	402	—	402
Charitable support to Ukraine	—	—	—	12
Stock compensation	—	—	—	6,012
Gain on sale of plant	—	—	(1,139)	(1,139)
Impairments	5,197	28,162	—	38,637
Segment adjusted EBITDA (2)	$171,076	$24,149	$64,984	$251,150
Adjusted EBITDA % of net sales	28.1%	13.1%	29.6%	24.8%

Three Months Ended December 30, 2023
Net sales	$627,864	$189,012	$191,700	$1,008,576
Segment Operating Income	$164,111	$(63,647)	$46,986	$114,634
Operating Income % of net sales	26.1%	(33.7)%	24.5%	11.4%

Depreciation	7,189	3,567	2,039	13,328
Amortization	13,823	2,284	2,325	18,432
Restructuring expenses	515	1,218	703	2,436
Acquisition related adjustments	(8,345)	31	812	(7,502)
Charitable support to Ukraine	—	—	—	8
Stock compensation	—	—	—	15,742
Impairments	1,986	76,128	—	78,114
Segment adjusted EBITDA	$179,279	$19,581	$52,865	$235,192
Adjusted EBITDA % of net sales	28.6%	10.4%	27.6%	23.3%

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $9.1 million and $16.5 million for the three months ended December 28, 2024 and December 30, 2023, respectively.
  (2)  Foreign exchange rates unfavorably impacted Segment Adjusted EBITDA by approximately $0.7 million for the three months ended December 28, 2024.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Twelve Months Ended December 28, 2024
Net sales	$2,419,236	$724,923	$731,003	$3,875,162
Segment Operating Income	$574,772	$15,185	$168,405	$656,188
Operating Income % of net sales	23.8%	2.1%	23.0%	16.9%

Depreciation	28,621	15,847	9,386	55,609
Amortization	49,133	7,214	8,091	64,438
Restructuring expenses	5,780	5,936	2,465	14,181
Acquisition related adjustments	455	326	55	836
Facility consolidation related expenses	—	920	—	920
Charitable support to Ukraine	—	—	—	474
Stock compensation	—	—	—	36,151
Gain on sale of plant	—	—	(1,139)	(1,139)
Impairments	5,197	28,162	—	38,637
Segment adjusted EBITDA (2)	$663,958	$73,590	$187,263	$866,295
Adjusted EBITDA % of net sales	27.4%	10.2%	25.6%	22.4%

Twelve Months Ended December 30, 2023
Net sales	$2,521,471	$794,516	$720,618	$4,036,605
Segment Operating Income	$616,224	$(12,450)	$158,469	$634,868
Operating Income % of net sales	24.4%	(1.6)%	22.0%	15.7%

Depreciation	27,323	13,637	7,949	50,416
Amortization	56,728	9,052	9,271	75,051
Restructuring expenses	3,173	9,402	1,559	14,134
Acquisition related adjustments	(6,014)	76	2,087	(3,851)
Charitable support to Ukraine	—	—	—	615
Stock compensation	—	—	—	51,047
Impairments	1,986	76,128	—	78,114
Segment adjusted EBITDA	$699,420	$95,845	$179,335	$900,394
Adjusted EBITDA % of net sales	27.7%	12.1%	24.9%	22.3%

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $58.5 million and $74.2 million for the twelve months ended December 28, 2024 and December 30, 2023, respectively.
(2)  Foreign exchange rates unfavorably impacted Segment Adjusted EBITDA by $0.1 million for the twelve months ended December 28, 2024.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	4th Qtr, 2024		4th Qtr, 2023
	$	Diluted per share	$	Diluted per share
Net earnings	$112,304	$2.07	$76,293	$1.42
Amortization (1)	17,557	0.32	20,218	0.38
Restructuring expenses	3,135	0.06	2,436	0.05
Acquisition related adjustments	3,632	0.07	(7,502)	(0.14)
Facility consolidation related expenses	402	0.01	—	—
Net periodic pension benefit (other than service costs & curtailment)	(3,653)	(0.07)	(2,142)	(0.04)
Charitable support to Ukraine	12	—	8	—
Impairments	38,637	0.71	78,114	1.45
Gain on sale of plant	(1,139)	(0.02)	—	—
Income tax effect of pre-tax adjustments	(15,583)	(0.29)	(24,665)	(0.46)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.02	—	(0.01)
Adjusted net earnings	$155,304	$2.88	$142,760	$2.65

Diluted weighted average number of shares	54,334		53,768
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(394)		73
Adjusted diluted weighted average number of shares	53,940		53,841

	Twelve Months Ended
	4th Qtr, 2024		4th Qtr, 2023
	$	Diluted per share	$	Diluted per share
Net earnings	$428,433	$7.90	$400,882	$7.41
Amortization (1)	71,565	1.32	82,188	1.52
Restructuring expenses	14,181	0.26	14,134	0.26
Acquisition related adjustments	836	0.02	(3,851)	(0.07)
Facility consolidation related expenses	920	0.02	—	—
Net periodic pension benefit (other than service costs & curtailment)	(14,897)	(0.27)	(9,071)	(0.17)
Charitable support to Ukraine	474	0.01	615	0.01
Impairments	38,637	0.71	78,114	1.44
Gain on sale of plant	(1,139)	(0.02)	—	—
Income tax effect of pre-tax adjustments	(28,529)	(0.53)	(42,414)	(0.78)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.07	—	0.08
Adjusted net earnings	$510,481	$9.49	$520,597	$9.70

Diluted weighted average number of shares	54,209		54,086
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(418)		(442)
Adjusted diluted weighted average number of shares	53,791		53,644

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2024	4th Qtr, 2023	4th Qtr, 2024	4th Qtr, 2023
Net Cash Flows Provided By (Used In):
Operating activities	$239,734	$255,687	$686,816	$628,790
Investing activities	(114,536)	(16,518)	(158,535)	(155,742)
Financing activities	(27,979)	(165,171)	(73,768)	(390,939)

Free Cash Flow
Cash flow from operating activities	$239,734	$255,687	$686,816	$628,790
Less: Capital expenditures, net sale of proceeds	(10,634)	(15,534)	(46,803)	(85,179)
Free cash flow	$229,100	$240,153	$640,013	$543,611

USE OF NON-GAAP FINANCIAL MEASURES
The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.